Exhibit 99.1

Safety Shot Expands Reach in Metro Chicago with New Distribution Agreement

The Company’s innovative alcohol-reducing beverage, Sure Shot, will be available in 450+ stores across the Chicago area.

JUPITER, Fla., November 06, 2024 /PRNewswire/ — Safety Shot, Inc. (Nasdaq: SHOT) (“Safety Shot” or “the Company”) today announced a new distribution agreement with Huckster, Inc., a leading Direct-to-Store (DSD) distributor in Illinois, to expand the availability of its innovative alcohol-reducing beverage, Sure Shot, in the metro Chicago market.

Sure Shot, the first beverage of its kind, is specifically formulated to reduce blood alcohol content while enhancing mental clarity. Its unique blend of essential B vitamins, antioxidants, electrolytes, and nootropics supports the body’s natural metabolic processes to efficiently process alcohol, reducing blood alcohol content (BAC) in as little as 30 minutes. This innovative approach, backed by a recently awarded patent and positive clinical study results, positions Sure Shot as the ideal choice for health-conscious individuals who enjoy an active social life.

Through this partnership with Huckster, Sure Shot will be available in over 450 chain and independent convenience stores, tobacco shops, and grocery stores across metro Chicago and southern Wisconsin. Huckster’s expertise in direct-to-store distribution and its strong relationships with retailers will ensure that Sure Shot reaches a wide range of consumers in this key market.

“We are thrilled to be partnering with Huckster to expand Safety Shot’s footprint in the U.S. market,” commented Safety Shot CEO Jarrett Boon. “Huckster’s dedication to providing best-selling products and unparalleled service aligns perfectly with our commitment to delivering high-quality, innovative solutions to consumers. We are confident that this partnership will significantly increase Sure Shot’s visibility and availability in the Chicago area.”

Huckster, which represents emerging brands from the first call to the last mile, directly services 7-Eleven stores as well as independent liquor stores, convenience stores, and smoke shops. The company sifts through hundreds of brands and thousands of products to ensure each item has a reason to be on shelves.

Sure Shot will be strategically placed on countertops at cash registers in participating stores, maximizing its visibility and encouraging impulse purchases. This strategic placement, combined with the product’s eye-catching branding and convenient 4 oz. size, is expected to drive strong consumer awareness and trial.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Safety Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Safety Shot is available for purchase online at www.sureshot.com and Amazon. The Company is introducing business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars throughout 2024.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding Safety Shot’s ability to develop and commercialize a product that lowers blood alcohol content, the timing, progress and results of non-clinical studies and clinical trials, including our product development plans and strategies, Safety Shot’s future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Safety Shot’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, our ability to comply with applicable U.S. and foreign laws, rules, and regulations, product liability claims, our ability to develop and market Safety Shot and the risks and uncertainties that are described more fully in the section titled “Risk Factors” in Safety Shot’s Form 10-Q for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on August 15, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Safety Shot undertakes no duty to update such information except as required under applicable law.

Media and Investor Contact:

Autumn Communications

Jess Weinberger

Phone: 201-213-3239

Email: shot@autumncommunications.com

Investor Relations

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com